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                                                                     Exhibit 99J

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Variable Insurance Trust dated February 4, 1999 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 2 and Amendment No. 3 to Registration Statement File Nos. 333-35883 and 811-08361, respectively.


/s/ ARTHUR ANDERSEN LLP
---------------------------
Boston, Massachusetts
February 22, 1999